UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 4, 2025, Nuwellis, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), which was conducted in a virtual format via live webcast.

The following proposals were brought before the meeting:

1.
To approve the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 10, 2025.

2.
To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares.

3.
To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal.

4.	To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2 or 3 described above.

The affirmative vote of holders of a majority of the votes cast at the Special Meeting is required to pass each of Proposals 1, 2, and 3.  The affirmative vote of holders of a majority of the shares entitled to vote and present at the Special Meeting, in person or by proxy is required for Proposal 4. The proposals are described in detail in the Company’s definitive proxy statement filed on July 14, 2025 with the Securities and Exchange Commission.

A total of 130,154 shares of the Company’s common stock were present at the Special Meeting in person or by proxy, which represents approximately 45.23% of the shares of common stock outstanding as of the record date for the Special Meeting.

The results of the voting are shown below.

Proposal 1 – Approval of the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 10, 2025.

Votes For	Votes Against	Votes Abstain
28,004	6,626	43

Proposal 2 – Approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares.

Votes For	Votes Against	Votes Abstain
42,325	15,715	829

Proposal 3 – Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal.

Votes For	Votes Against	Votes Abstain
41,449	17,337	83

Proposal 4 - Authorization of one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1, Proposal 2 and Proposal 3.

Votes For	Votes Against	Votes Abstain
41,884	14,626	2,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	NUWELLIS, INC.

	By:	/s/ John L. Erb
Name:	John L. Erb
Title:	President and Chief Executive Officer